SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 27, 2010

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 27, 2010, Regency Centers Corporation (“Regency”) entered into an Underwriting Agreement between Regency and Regency Centers, L.P., the operating partnership through which Regency conducts its business (“RCLP”) on the one hand, and J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters named therein (the “Underwriters”) on the other hand (the “Underwriting Agreement”) pursuant to which RCLP agreed to issue, and the Underwriters agreed to purchase, $150 million aggregate principal amount of RCLP’s 6.0% Notes due June 15, 2020 (the “Notes”). The Notes are guaranteed as to the payment of principal and interest by Regency. The offering of the Notes was consummated on June 2, 2010.

RCLP will use the proceeds from the offering of the Notes to repay debt that matures in 2010 and for other general corporate purposes.

The Notes bear interest at a rate of 6.0% per annum and mature on June 15, 2020. Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2010, to holders of record at the close of business on the June 1 or December 1, respectively, immediately preceding such interest payment date.

The Notes were issued pursuant to the terms of an Indenture dated as of December 5, 2001, as supplemented by a First Supplemental Indenture dated as of June 5, 2007 and a Second Supplemental Indenture dated as of June 2, 2010 (the “Second Supplemental Indenture”), with U.S. Bank National Association, as successor to Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee. The Indenture, together with all supplements and amendments thereto is referred to as the “Indenture”.

The Indenture contains certain financial covenants that limit, among other things, the ability of RCLP and that of its subsidiaries to: (i) incur additional secured and unsecured debt; (ii) create liens on assets; or (iii) engage in certain business combinations. The Indenture also contains covenants that limit, among other things, the ability of Regency to engage in certain business combinations. RCLP may, at its option, redeem some or all of the Notes at any time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed. The Notes will be redeemable at a price equal to the principal amount of the Notes being redeemed, plus accrued but unpaid interest on the portions being redeemed, plus a “make-whole” amount calculated under the Indenture. If the Notes are redeemed on or after March 15, 2020, the redemption price will not include the make-whole amount.

The Second Supplemental Indenture revises the definition of “Total Unencumbered Assets” with respect to RCLP’s notes issued from and after June 2, 2010, and not any other notes previously issued under the Indenture. Under the revised definition, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness (as defined in the Indenture) for purposes of the covenant requiring RCLP and its subsidiaries to maintain the Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of their Unsecured Indebtedness, all investments in non-consolidated persons of RCLP under GAAP will be excluded from the Total Unencumbered Assets.

The Indenture provides for customary events of default, including, among other things,

nonpayment, failure to comply with the other agreements in the Indenture within certain specified periods of time, and events of bankruptcy, insolvency and reorganization.

Regency made customary representations and warranties in the Underwriting Agreement and further agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

This Form 8-K is being filed in order to incorporate by reference into RCLP’s Registration Statement on Form S-3 the Underwriting Agreement and the other required exhibits.

The description set forth above is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the specimen of the Notes, and the specimen of the guarantee which are attached as exhibits to this Form 8-K as well as the other documents previously filed as part of RCLP’s Registration Statement.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

D.	Exhibits:

In reviewing the agreements included as exhibits to this report, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Regency, its subsidiaries or other parties to the agreements. The Agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Regency acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about Regency may be found elsewhere in this report and Regency’s other public files, which are available without charge through the SEC’s website at http://www.sec.gov.

The exhibits below relate to the Notes and Registration Statement No. 333-149856-01 on Form S-3 of Regency Centers Corporation, and are filed for incorporation by reference in such Registration Statement.

1.1*

Underwriting Agreement dated as of May 27, 2010 among Regency Centers, L.P., Regency Centers Corporation, and J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters listed therein.

4.1*

Form of Second Supplemental Indenture dated as of June 2, 2010 to the Indenture dated as of December 5, 2001 between Regency Centers, L.P., Regency Centers Corporation, as guarantor, and U.S. Bank National Association, as successor to Wachovia Bank, National Association (formerly known as First Union National Bank), as Trustee.

4.2*	Form of Global Note for 6.0% Notes of Regency Centers, L.P.

4.3*	Guarantee of Regency Centers Corporation (included in Global Note filed as Exhibit 4.2)

5.1*	Opinion of Foley & Lardner LLP regarding legality of securities.

12.1*	Ratio of Earnings to Fixed Charges

23.1*	Consent of Foley & Lardner LLP (included in Opinion filed as Exhibit 5.1).

*	Filed on the date hereof as an exhibit to the Current Report on Form 8-K of Regency Centers, L.P. and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

June 2, 2010	By:	/S/ J. CHRISTIAN LEAVITT
J. Christian Leavitt, Senior Vice President and Principal Accounting Officer

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